Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(407) 904-3324

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS SECOND QUARTER 2023 OPERATING RESULTS

WINTER PARK, FL – July 20, 2023 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter ended June 30, 2023.

Select Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.01 for the quarter ended June 30, 2023.
◾	Reported FFO per diluted share of $0.37 for the quarter ended June 30, 2023, a decrease of 21.3% from the comparable prior year period.
◾	Reported AFFO per diluted share of $0.37 for the quarter ended June 30, 2023, a decrease of 21.3% from the comparable prior year period.
◾	Acquired nine retail net lease retail properties during the second quarter of 2023 for total acquisition volume of $60.5 million, reflecting a weighted average going-in cash cap rate of 6.8%.
◾	Sold four retail net lease properties during the second quarter of 2023 for total disposition volume of $22.9 million at a weighted average exit cash cap rate of 6.4%, generating total gains of $0.7 million.
◾	Increased investment grade-rated tenant exposure to 63% as of June 30, 2023, up from 48% as of June 30, 2022.
◾	Repurchased 23,889 shares of the Company’s common stock during the second quarter of 2023 for a total cost of $0.4 million, or an average price of $15.22 per share.
◾	Paid a cash dividend for the second quarter of 2023 of $0.275 per share, a 1.9% increase from the comparable prior year period quarterly dividend, representing an annualized yield of 6.9% based on the closing price of the Company’s common stock on July 19, 2023.
◾	Book value as of June 30, 2023 increased to $19.30 per share.
◾	In July 2023, the Board approved a $15.0 million common stock repurchase program.

CEO Comments

"We are pleased to report another strong quarter of asset recycling as we continue to improve the credit quality of our tenant base by strategically reinvesting into well-located, high-quality properties occupied by investment grade-rated tenants," said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. "During the quarter, we invested more than $60 million into a number of industry-leading tenants including Lowe’s, Marshalls, Best Buy, Chick-Fil-A, Dick’s Sporting Goods, Starbucks, HomeGoods, and Home Depot at a going in cash cap rate of 6.8%. These strong tenants increased our portfolio’s investment grade tenant exposure to 63%, further strengthening the cash flow supporting our attractive 6.6% dividend yield and the long-term stability of our portfolio.”

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended June 30, 2023 (in thousands, except per share data):

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Variance to Comparable Period in the Prior Year
Total Revenues	$11,439	$11,280	$159	1.4%

Net Income	$90	$16,336	$(16,246)	(99.4%)
Net Income Attributable to PINE	$80	$14,282	$(14,202)	(99.4%)
Net Income per Diluted Share Attributable to PINE	$0.01	$1.05	$(1.04)	(99.1%)

FFO (1)	$5,770	$6,393	$(623)	(9.7%)
FFO per Diluted Share (1)	$0.37	$0.47	$(0.10)	(21.3%)
AFFO (1)	$5,843	$6,345	$(502)	(7.9%)
AFFO per Diluted Share (1)	$0.37	$0.47	$(0.10)	(21.3%)

Dividends Declared and Paid, per Share	$0.275	$0.27	$0.005	1.9%
(1)	See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Year-to-Date Operating Results Highlights

The table below provides a summary of the Company’s operating results for the six months ended June 30, 2023 (in thousands, except per share data):

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	Variance to Comparable Period in the Prior Year
Total Revenues	$22,605	$22,079	$526	2.4%

Net Income	$3,835	$17,260	$(13,425)	(77.8%)
Net Income Attributable to PINE	$3,419	$15,088	$(11,669)	(77.3%)
Net Income per Diluted Share Attributable to PINE	$0.22	$1.12	$(0.90)	(80.4%)

FFO (1)	$11,397	$12,989	$(1,592)	(12.3%)
FFO per Diluted Share (1)	$0.72	$0.97	$(0.25)	(25.8%)
AFFO (1)	$11,478	$12,797	$(1,319)	(10.3%)
AFFO per Diluted Share (1)	$0.73	$0.95	$(0.22)	(23.2%)

Dividends Declared and Paid, per Share	$0.550	$0.54	$0.01	1.9%

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Acquisitions

During the three months and six months ended June 30, 2023, the Company acquired nine high-quality net lease properties for total acquisition volume of $60.5 million, reflecting a weighted average going-in cash cap rate of 6.8%. As of the acquisition date, the properties had a weighted average remaining lease term of 7.5 years, were located in four states, and were leased to tenants operating in nine retail sectors, including the off-price retail, general merchandise, quick service restaurant, casual dining, consumer electronics, sporting goods, home improvement, and dollar stores. Approximately 85% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

Dispositions

During the three months ended June 30, 2023, the Company sold four properties for total disposition volume of $22.9 million at a weighted average exit cash cap rate of 6.4%, generating total gains of $0.7 million.

During the six months ended June 30, 2023, the Company sold 14 properties for total disposition volume of $79.1 million at a weighted average exit cash cap rate of 6.2%, generating total gains of $5.2 million.

Property Portfolio

The Company’s portfolio consisted of the following as of June 30, 2023:

Number of Properties	143
Square Feet	3.9 million
Annualized Base Rent	$39.7 million
Weighted Average Remaining Lease Term	7.3 years
States where Properties are Located	34
Occupancy	99.5%

% of Annualized Base Rent Attributable to Investment Grade Rated Tenants (1)(2)	63%
% of Annualized Base Rent Attributable to Credit Rated Tenants (1)(3)	82%

Any differences are a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s portfolio included the following top tenants that represent 2.0% or greater of the Company's total annualized base rent as of June 30, 2023:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Walgreens	BBB	12%
Lowe’s	BBB+	9%
Dick’s Sporting Goods	BBB	9%
Dollar Tree/Family Dollar	BBB	8%

Dollar General	BBB	5%
Walmart	AA	5%
Hobby Lobby	N/A	4%
Best Buy	BBB+	4%
At Home	CCC	4%
Home Depot	A	3%
LA Fitness	B-	2%
Burlington	BB+	2%
Other		33%
Total		100%

Any differences are a result of rounding.

(1)

Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of June 30, 2023. The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher.

The Company’s portfolio consisted of the following industries as of June 30, 2023:

Industry		% of Annualized Base Rent
Dollar Stores		13%
Pharmacy		13%
Home Improvement		13%
Sporting Goods		12%
Home Furnishings		7%
Consumer Electronics		6%
Grocery		5%
General Merchandise		5%
Entertainment		5%
Off-Price Retail		4%
Convenience Stores		4%
Specialty Retail		3%
Quick Service Restaurant		2%
Automotive Parts		2%
Health & Fitness		2%
Farm & Rural Supply		1%
Office Supplies		1%
Casual Dining		1%
Pet Supplies		<1%
Other (1)		< 1%
Total	25 Industries	100%

Any differences are a result of rounding.

(1)	Includes six industries collectively representing less than 1% of the Company’s ABR as of June 30, 2023.

The Company’s portfolio included properties in the following states as of June 30, 2023:

State		% of Annualized Base Rent
New Jersey		12%
Texas		9%
New York		8%
Ohio		8%
Michigan		7%
Florida		5%
Georgia		4%
Illinois		4%
Oklahoma		4%
West Virginia		3%
Alabama		3%
North Carolina		3%
Minnesota		3%
Wisconsin		2%
Louisiana		2%
Kansas		2%
Missouri		2%
Massachusetts		2%
Maryland		2%
Nevada		2%
Nebraska		2%
South Carolina		2%
Pennsylvania		2%
Kentucky		1%
Connecticut		1%
Mississippi		1%
Indiana		1%
New Mexico		1%
Maine		<1%
Arizona		< 1%
Washington		< 1%
South Dakota		< 1%
California		< 1%
Virginia		< 1%
Total	34 States	100%

Any differences are a result of rounding.

Capital Markets and Balance Sheet

During the quarter ended June 30, 2023, the Company completed the following notable capital markets activity:

◾	Repurchased 23,889 shares of the Company’s common stock on the open market under the previously authorized $5.0 million buyback program for a total cost of $0.4 million, or an average price of $15.22 per share.

The following table provides a summary of the Company’s long-term debt as of June 30, 2023:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2026 Term Loan (1)	$100.0 million	SOFR + 10 bps + [1.35% - 1.95%]	May 2026
2027 Term Loan (2)	$100.0 million	SOFR + 10 bps + [1.25% - 1.90%]	January 2027
Revolving Credit Facility (3)	$50.0 million	SOFR + 10 bps + [1.25% - 2.20%]	January 2027
Total Debt/Weighted Average Rate	$250.0 million	3.36%
(1)

As of June 30, 2023, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(2)

As of June 30, 2023, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 1.18% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

(3)

As of June 30, 2023, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.21% plus the SOFR adjustment of 0.10% and the applicable spread for the $50 million balance on the Company’s Revolving Credit Facility.

As of June 30, 2023, the Company held an 89.2% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”).  There were 1,703,494 OP Units held by third parties outstanding and 14,045,001 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 15,748,495, as of June 30, 2023.

As of June 30, 2023, the Company’s net debt to Pro Forma EBITDA was 6.4 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.3 times. As of June 30, 2023, the Company’s net debt to total enterprise value was 46.5%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been converted to common shares.

Dividend

On May 22, 2023, the Company announced a cash dividend for the second quarter of 2023 of $0.275 per share, payable on June 30, 2023 to stockholders of record as of the close of business on June 8, 2023. The second quarter 2023 cash dividend represents a 1.9% increase over the comparable prior year period quarterly dividend and a payout ratio of 74.3% of the Company’s second quarter 2023 FFO per diluted share and AFFO per diluted share.

2023 Outlook

The Company has revised its outlook for 2023 to take into account the Company’s year-to-date performance and revised expectations regarding the Company’s investment activities, forecasted capital markets transactions, and other significant assumptions.

The Company’s revised outlook for 2023 is as follows:

	Revised Outlook Range for 2023			Change from Prior Outlook
	Low		High	Low		High
Acquisitions	$100 million	to	$125 million	-	to	($25) million
Dispositions	$100 million	to	$125 million	$25 million	to	-
FFO per Diluted Share	$1.50	to	$1.53	-	to	($0.02)
AFFO per Diluted Share	$1.52	to	$1.55	-	to	($0.02)
Weighted Average Diluted Shares Outstanding	15.5 million	to	16.0 million	(0.3) million	to	(0.3) million

Second Quarter 2023 Earnings Conference Call & Webcast

The Company will host a conference call to present its financial and operating results for the quarter ended June 30, 2023, on Friday, July 21, 2023, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event information below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/nzs8pyib

Dial-In:https://register.vevent.com/register/BI1ea680d7359344a78f2070767b24ec7b

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) June 30, 2023	December 31, 2022
ASSETS
Real Estate:
Land, at Cost	$151,703	$176,857
Building and Improvements, at Cost	332,202	322,510
Total Real Estate, at Cost	483,905	499,367
Less, Accumulated Depreciation	(28,569)	(22,313)
Real Estate—Net	455,336	477,054
Assets Held for Sale	5,488	—
Cash and Cash Equivalents	7,755	9,018
Restricted Cash	20,100	4,026
Intangible Lease Assets—Net	53,402	60,432
Straight-Line Rent Adjustment	1,736	1,668
Other Assets	22,868	21,233
Total Assets	$566,685	$573,431
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$6,547	$4,411
Prepaid Rent and Deferred Revenue	1,776	1,479
Intangible Lease Liabilities—Net	5,062	5,050
Long-Term Debt	249,020	267,116
Total Liabilities	262,405	278,056
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 14,045,001 shares issued and outstanding as of June 30, 2023 and 13,394,677 shares issued and outstanding as of December 31, 2022	140	134
Additional Paid-in Capital	248,958	236,841
Retained Earnings	5,731	10,042
Accumulated Other Comprehensive Income	16,214	14,601
Stockholders' Equity	271,043	261,618
Noncontrolling Interest	33,237	33,757
Total Equity	304,280	295,375
Total Liabilities and Equity	$566,685	$573,431

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues:
Lease Income	$11,439	$11,280	$22,605	$22,079
Total Revenues	11,439	11,280	22,605	22,079
Operating Expenses:
Real Estate Expenses	1,575	1,285	3,009	2,377
General and Administrative Expenses	1,656	1,479	3,171	2,910
Depreciation and Amortization	6,423	5,694	12,758	11,366
Total Operating Expenses	9,654	8,458	18,938	16,653
Gain on Disposition of Assets	743	15,637	5,196	15,637
Gain on Extinguishment of Debt	—	—	23	—
Net Income from Operations	2,528	18,459	8,886	21,063
Interest Expense	2,438	2,123	5,051	3,803
Net Income	90	16,336	3,835	17,260
Less: Net Income Attributable to Noncontrolling Interest	(10)	(2,054)	(416)	(2,172)
Net Income Attributable to Alpine Income Property Trust, Inc.	$80	$14,282	$3,419	$15,088

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.01	$1.21	$0.24	$1.28
Diluted	$0.01	$1.05	$0.22	$1.12
Weighted Average Number of Common Shares:
Basic	14,059,173	11,844,108	14,030,025	11,773,904
Diluted (1)	15,762,667	13,547,602	15,733,519	13,457,398

Dividends Declared and Paid	$0.275	$0.270	$0.550	$0.540

(1)

Includes the weighted average impact of 1,703,494 shares underlying OP units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net Income	$90	$16,336	$3,835	$17,260
Depreciation and Amortization	6,423	5,694	12,758	11,366
Gain on Disposition of Assets	(743)	(15,637)	(5,196)	(15,637)
Funds from Operations	$5,770	$6,393	$11,397	$12,989
Adjustments:
Straight-Line Rent Adjustment	(109)	(234)	(274)	(528)
Gain on Extinguishment of Debt	—	—	(23)	—
COVID-19 Rent Repayments	—	22	—	45
Non-Cash Compensation	79	78	159	157
Amortization of Deferred Financing Costs to Interest Expense	177	132	351	257
Amortization of Intangible Assets and Liabilities to Lease Income	(102)	(69)	(189)	(170)
Other Non-Cash Expense	28	23	57	47
Adjusted Funds from Operations	$5,843	$6,345	$11,478	$12,797

FFO per Diluted Share	$0.37	$0.47	$0.72	$0.97
AFFO per Diluted Share	$0.37	$0.47	$0.73	$0.95

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended
June 30, 2023
Net Income	$90
Adjustments:
Depreciation and Amortization	6,423
Gains on Disposition of Assets	(743)
Gain on Extinguishment of Debt	—
Straight-Line Rent Adjustment	(109)
Non-Cash Compensation	79
Amortization of Deferred Financing Costs to Interest Expense	177
Amortization of Intangible Assets and Liabilities to Lease Income	(102)
Other Non-Cash Expense	28
Interest Expense, Net of Deferred Financing Costs Amortization	2,261
EBITDA	$8,104

Annualized EBITDA	$32,416
Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, Net (1)	2,515
Pro Forma EBITDA	$34,931

Total Long-Term Debt	249,020
Financing Costs, Net of Accumulated Amortization	1,350
Cash and Cash Equivalents	(7,755)
Restricted Cash	(20,100)
Net Debt	$222,515

Net Debt to Pro Forma EBITDA	6.4x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investment activity during the three months ended June 30, 2023.